UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 5, 2022

Date of Report (Date of earliest event reported)

ALBERTON ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38715	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1001, 10/F, Capital Center 151 Gloucester Road Wanchai, Hong Kong	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 2117 1621

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth Alberton as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, one redeemable warrant, and one right	ALACU	The Nasdaq Stock Market LLC
Ordinary shares, no par value	ALAC	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one-half (1/2) of one ordinary share	ALACW	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth (1/10) of one ordinary share	ALACR	The Nasdaq Stock Market LLC

Item 8.01 Other Events.

On January 3, 2022, Alberton Acquisition Corp. (the “Company”) received notice from the Nasdaq Office of General Counsel that a Nasdaq Hearings Panel (the “Panel”) had granted the Company’s request to continue its listing on Nasdaq through March 14, 2022 (the “Extended Date”).

As previously reported, the Company received notice from the Listing Qualifications Department (“Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that unless the Company timely requested a hearing before the Panel, the Company’s securities (common stock, warrants, units and rights) would be subject to suspension and delisting from The Nasdaq Capital Market due to the Company’s non-compliance with Nasdaq IM-5101-2, which requires that a special purpose acquisition company must complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement. The Company timely requested a hearing before the Panel and the hearing was held on December 16, 2021.

The Panel’s decision is subject to certain conditions, including that the Company will have completed its previously announced proposed business combination (the “Business Combination”) with SolarMax Technology, Inc. (“SolarMax”) on or before the Extended Date and that the combined company will have demonstrated compliance with all applicable requirements for initial listing on Nasdaq.

As previously announced, the Company has entered into a binding definitive agreement to merge with SolarMax. The Company filed its most recent amendment to the Proxy Statement/Registration Statement on Form S-4 (the “S-4”) for the merger on December 13, 2021. The Company intends to mail the S-4 to shareholders promptly following completion of the Securities and Exchange Commission review process and to hold the shareholder meeting at which it will seek approval for the Business Combination as soon as possible. In the event that the Company does not complete the Business Combination by the Extended Date or fails to demonstrate compliance with the Nasdaq initial or continued listing rules, the Company’s securities would be subject to suspension on Nasdaq, absent an additional extension.

On January 5, 2022, the Company issued a press release announcing that the Company has received notice from the Panel to continue its listing on Nasdaq through March 14, 2022 to complete the Business Combination. A copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed with this report.

Exhibits Number
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2022

ALBERTON ACQUISITION CORPORATION

By:	/s/ Guan Wang
Name: Guan Wang Title: Chief Executive Officer

2